UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2003

Commission file number 1-5064

Jostens, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0343440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5501 Norman Center Drive, Minneapolis, Minnesota	55437
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (952) 830-3300

Item 4.	Changes to Registrant’s Certifying Accountant

On October 13, 2003, Jostens, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent auditors and engaged Ernst & Young LLP (“E&Y”) as its new independent auditors for the fiscal year ending January 3, 2004. The decision to dismiss PwC and to retain E&Y as the Company’s independent auditors for fiscal 2003 was approved by the Company’s Board of Directors upon the recommendation of the Audit Committee.

PwC’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 28, 2002 and December 29, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 28, 2002 and December 29, 2001, and through October 13, 2003, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PwC’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Company’s consolidated financial statements for such years other than those described in the next paragraph.

On March 1, 2001, PwC communicated to the Audit Committee disagreements with management concerning the application of accounting principles to the Company’s consolidated financial statements. These disagreements related to (i) the methods of accounting for, and recording of, losses related to an investment in another entity and (ii) the application of Staff Accounting Bulletin (“SAB”) 101 to certain product sales. These disagreements were satisfactorily resolved.

During the fiscal years ended December 28, 2002 and December 29, 2001, and through October 13, 2003, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v) other than those described in the next paragraph.

On March 1, 2001, PwC communicated to the Audit Committee and to management a significant deficiency in the Company’s internal control systems, attributable primarily to its process for establishing the initial accounting methodology used for its investments in other entities as well as its process for its on-going analysis of the accounting for such investments, including accounting for the Company’s share of any losses generated by those entities. This deficiency was corrected.

The Audit Committee has discussed the exceptions indicated above with PwC and the Company has authorized PwC to respond fully to any inquiries from E&Y concerning these matters.

The Company provided PwC with a copy of the disclosures in the preceding paragraphs. A letter from PwC to the Securities and Exchange Commission dated October 15, 2003 stating its agreement with these statements is attached as Exhibit 16.1.

During the fiscal years ended December 28, 2002 and December 29, 2001, and through October 13, 2003, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated October 15, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOSTENS, INC.

Date: October 15, 2003	/s/ Robert C. Buhrmaster

Robert C. Buhrmaster Chairman of the Board and Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated October 15, 2003.